SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                              FORM 8-K/A
                           AMENDMENT NO. 2

                            CURRENT REPORT


                 PURSUANT TO SECTION 13 0R 15 (D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    MARCH 31, 1999



                            EUROGAS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        UTAH                     33-1381-D                87-0427676
     ---------------------------------------------------------------
      (State or other          (Commission            (IRS Employer
      jurisdiction of            File No.)        Identification No.)




                   942 EAST 7145 SOUTH, SUITE 101A
                           MIDVALE, UTAH 84047
               ----------------------------------------
               (Address of principal executive offices)




 Registrant's telephone number, including area code:   (801) 255-0862



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       On March 31, 1999, EuroGas, Inc. ("EuroGas") completed the acquisition of 14,100,000 shares of Big Horn Resources Ltd., a Calgary, Alberta-based oil and gas producer ("Big Horn"), culminating a series of related transactions described in the following paragraphs.

     On October 5, 1998, EuroGas entered into a stock purchase agreement with Oxbridge Limited, Rockwell Limited, and Conquest Financial Corporation, three individual shareholders of Big Horn and EuroGas referred to herein collectively as "ORC." ORC had the right to purchase 10,000,000 shares of Big Horn common stock at $0.42 U.S. ($0.65 Canadian) per share. Under the terms of the stock purchase agreement and a stock subscription agreement, EuroGas acquired the rights of ORC to purchase 8,500,000 shares of Big Horn common stock and paid Big Horn $4,205,500 U.S.($6,500,000 Canadian) on October 17, 1998. After receiving approval of the transaction from the Toronto Stock Exchange in January 1999, Big Horn issued 8,500,000 Big Horn common shares to EuroGas and issued 1,500,000 Big Horn common shares to ORC. The 1,500,000 shares were paid for by EuroGas but were issued directly to ORC as a finders' fee. In addition, EuroGas paid ORC $500,000 U.S. as a finders' fee and for an option to purchase an additional 3,000,000 Big Horn common shares at $0.53 U.S. ($0.80 Canadian) per share from ORC and to purchase warrants held by ORC to acquire 2,000,000 Big Horn common shares at $0.97 U.S. ($1.50 Canadian)per share from Big Horn.

     ORC verbally agreed further on October 5, 1998 to sell and EuroGas agreed to purchase 5,600,000 common shares of Big Horn held by ORC, including the 4,500,000 common shares described above, for $2,940,224 U.S. ($4,480,000 Canadian) or $0.53 U.S. ($0.80 Canadian)
per share. On March 31, 1999, EuroGas completed the acquisition of the 5,600,000 shares of Big Horn common stock by execution of promissory notes in the aggregate amount of $1,840,224 U.S., and the cancellation of a June 1998 note receivable from Rockwell Limited in the amount of $1,100,000 U.S.

     Big Horn is a full-service producer of oil and natural gas, producing an average of 640 equivalent barrels of oil per day, with proven reserves of approximately 1.9 million barrels of equivalent oil and with a net present value of approximately $8 million U.S., based on a 10% discount rate as of December 31, 1998.

Item 7.    Financial Statements and Exhibits

       (a)  Financial statements of business acquired.

            The consolidated financial statements of Big Horn Resources Ltd. as of December 31, 1998 and 1997 and for the years then ended together with notes thereto and the report of KPMG LLP, independent auditors, are located at page
            F-5 of this Report.

       (b)  Pro forma financial information.

            An unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998, and notes thereto, is located at page F-2 of this Report.


       (c) Exhibits. The following exhibits are incorporated herein by this reference.

      Exhibit No.            Description of Exhibit
      -----------            ----------------------
      10.1                   Big Horn Resources Ltd. Stock Purchase
                             Agreement dated October 5, 1998

      99.1                   Press Release dated April 16, 1999


                       SIGNATURES

        Pursuant to the requirements of the Securities and Exchange
    Act of 1934, the Registrant has duly caused this Amendment No. 2 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

                                EUROGAS, INC.


                                By:  /s/  HANK BLANKENSTEIN
                                --------------------------------------
                                Hank Blankenstein, Vice President and
                                Treasurer

   Date:  JULY 20, 1999


                                                                        Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT          F-2
   Unaudited Pro Forma Condensed Consolidated Statement of
      Operations for the Year Ended December 31, 1998                   F-3
   Notes to the Unaudited Pro Forma Condensed Consolidated Financial
      Statement of operations                                           F-4

 BIG HORN RESOURCES, LTD.
   Auditors' Report to the Directors                                    F-5
   Consolidated Balance Sheets December 31, 1998 and 1997               F-6
   Consolidated Statements of Earnings and Deficit for the Years
        Ended December 31, 1998 and 1997                                F-7
   Consolidated Statements of Changes in Financial Position
        for the Years Ended December 31, 1998 and 1997                  F-8
   Notes to Consolidated Financial Statements for the Years
        Ended December 31, 1998 and 1997                                F-9

                               EUROGAS, INC.
    UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

   On March 31, 1999, Eurogas completed the acquisition of 14,100,000 common shares (slightly more than a 50% interest) of Big Horn Resources Ltd. ("Big Horn"), an oil and gas exploration and production company operating in Western Canada. The accompanying unaudited condensed pro forma consolidated statement of operations has been prepared to present the results of operations of EuroGas, Inc. and subsidiaries as if the acquisition of Big Horn had occurred on January 1, 1998. By the date of the closing of the acquisition on March 31, 1999, EuroGas had made cash payments of $4,723,498 on October 17, 1998, executed promissory notes on March 30, 1999 in the aggregate amount of $1,840,224, and had canceled a June 1998 note receivable from one of Big Horn shareholders in the amount of $1,100,000. These payments, and the face amounts of the notes, were discounted by $70,238 using a 10% discount rate to establish the purchase price on October 5, 1998, the date the parties agreed to the terms of these transactions, of $7,593,484.

   The acquisition was accounted for under the purchase method of accounting. The purchase price was determined based upon the fair value of the consideration paid. The purchase price was allocated to the acquired net assets of Big Horn based upon their relative fair values on the effective date of the acquisition. The fair value of the acquired properties was based on a reserve report prepared by independent petroleum engineers. The purchase price exceeded the fair value of the net assets acquired by $3,512,792 which was recognized by EuroGas, Inc. as a non-recurring impairment expense at the date of the acquisition.

   The following financial information was derived from, and should be read in conjunction with the consolidated statements of operations of EuroGas, Inc. and subsidiaries and of Big Horn for the year ended December 31, 1998. The operations of Big Horn were included in the consolidated results of operations of EuroGas, Inc. and subsidiaries from October 5, 1998. Accordingly, adjustments have been made to eliminate the duplication of the Big Horn operations for the three months ended December 31, 1998. Since the results of operations from Big Horn are included in the consolidated results of operations of EuroGas, Inc. and subsidiaaries for the three months ended March 31, 1999, operations for Big Horn and related pro forma amounts have not been separately presented for that period. The unaudited condensed consolidated pro forma statement of operations has been included herein for comparative purposes only and does not purport to be indicative of the results of operations which actually would have been obtained had the agreement been completed on January 1, 1998, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in this pro forma financial statement.

                         EUROGAS, INC. AND SUBSIDIARIES
             UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                BIG HORN         PRO FORMA      PRO FORMA
                                 EUROGAS, INC.  RESOURCES        ADJUSTMENT      RESULTS
                                 ------------  ------------      -----------  -----------

                      FOR THE YEAR ENDED DECEMBER 31, 1998
 REVENUE AND INCOME
    Oil and gas sales            $    879,404  $  2,711,520  (A) $  (879,404) $ 2,138,415
                                                             (C)    (573,105)
    Interest and other income         746,346        63,443  (A)     (62,521)     747,268
                                 ------------  ------------      -----------  -----------
        TOTAL REVENUE AND INCOME    1,625,750     2,774,963       (1,515,030)   2,885,683
                                 ------------  ------------      -----------  -----------

 COSTS AND EXPENSES
    Oil and gas production costs      305,009       828,950  (A)    (305,009)     828,950
    Impairment of mineral interest
      and equipment                 3,512,792     1,281,221  (D)  (3,512,792)          -
                                                             (F)  (1,281,221)
    Royalties                              -        573,105  (C)    (573,105)          -
    Depreciation, depletion, and
     amortization                     293,955       872,579  (B)      (7,114)     913,295
                                                             (A)    (246,125)
    General and administrative      7,804,401       222,826  (A)     (41,121)   7,986,106
    Interest                          465,371        96,240  (A)     (61,412)     500,199
    Foreign exchange net losses       130,419            -                -       130,419
    Income tax benefit                     -        (14,869)              -       (14,869)
                                 ------------   -----------      -----------   ----------
        TOTAL COSTS AND EXPENSES   12,511,947     3,860,052       (6,027,899)  10,344,100
                                 ------------   -----------      -----------   ----------

 (LOSS) BEFORE MINORITY INTEREST  (10,886,197)   (1,085,089)       4,512,869    (7,458,417)

 MINORITY INTEREST IN INCOME OF
  CONSOLIDATED  SUBSIDIARY           (137,983)           -   (E)      67,927       (70,056)
                                 ------------   -----------      -----------   -----------
 NET (LOSS)                       (11,024,180)  $(1,085,089)       4,580,796    (7,528,473)
                                                ===========

 PREFERRED DIVIDENDS                 (311,301)           -                -       (311,301)
                                 ------------   ----------        ---------     -----------
 LOSS APPLICABLE TO COMMON
  SHARES                         $(11,335,481)  $(1,085,089)      $4,580,796    $(7,839,774)
                                 ============   ===========       ==========    ===========
 BASIC AND DILUTED LOSS PER
  COMMON SHARE                   $      (0.18)                                  $     (0.12)
                                 ============                                   ===========

 WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES USED IN PER
  SHARE CALCULATIONS               64,129,062                                    64,129,062
                                 ============                                   ===========

     NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE PRESENTED ON THE FOLLOWING PAGE.

                       EUROGAS, INC. AND SUBSUBSIDIARIES
           NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENT OF OPERATIONS

 NOTE 1 -- Pro forma adjustment are as follows:
   A - Adjustments to eliminate duplicated Big Horn operations from October 5, 1998 through December 31, 1998. The EuroGas condensed consolidated statement of operations for the year ended December 31, 1998 includes the results of operations of Big Horn from the date of its acquisition on October 5, 1998.

   B - Adjustment to reflect depletion expense based upon Eurogas' purchase price assuming the acquisition occurred on January 1, 1998.

   C - Adjustment to classify royalties according to U.S. generally accepted accounting principles.

   D - Adjustment to exclude from the pro forma results a nonrecurring impairment charge directly attributable to the acquisition.

   E - Adjustment to reflect minority interest in the Big Horn income from January 1, 1998

   F - Adjdustment to eliminate the impairment loss recognized by Big Horn prior to the Euro Gas acquisition.


 NOTE 2 - The translation to U.S. Dollars and adjustments to U.S. generally accepted accounting principles of the Big Horn financial statements, which were prepared in Canadian dollars and using Canadian generally accepted accounting principles, was done using the average exchange rate for the year ended December 31, 1998, as follows:

                                                               U.S.
                                  Canadian                    GAAP in                   U.S.
                                  Financial    U.S. GAAP     Canadian    Exchange      GAAP in
                                 Statements   Adjustments     Dollars       Rate    U.S. Dollars
                                 ----------   -----------   -----------   --------  ------------
 Revenue and Income
    Oil and gas sales            $4,021,076                 $4,021,076      1.483   $2,711,520
    Interest and other
     income                          94,084                     94,084      1.483       63,443
                                 ----------                 ----------     ------   ----------
     Total Revenues and Income    4,115,160                  4,115,160      1.483    2,774,963
                                 ----------                 ----------     ------   ----------
 Costs and Expenses
    Oil and gas production costs  1,229,300                  1,229,300      1.483      828,950
    Impairment of mineral
     interest and equipment              -    $ 1,900,000    1,900,000      1.483    1,281,221
    Royalties                       849,892                    849,892      1.483      573,105
    Depreciation, depletion,
     and amortization             1,365,000       (71,000)   1,294,000      1.483      872,579
    General and administrative      330,442                    330,442      1.483      222,826
    Interest                        142,720                    142,720      1.483       96,240
    Income tax benefit                   -        (22,050)     (22,050)     1.483      (14,869)
                                 ----------   -----------   ----------   --------   ----------
     Total Costs and Expenses     3,917,354     1,806,950    5,724,304      1.483    3,860,052
                                 ----------   -----------   ----------              ----------

 Net Income (Loss)               $  197,806   $(1,806,950)  $(1,609,144)    1.483   $(1,085,089)
                                 ==========   ===========   ===========             ===========

                                      F-4

 AUDITORS' REPORT TO THE DIRECTORS


 We have audited the consolidated balance sheets of Big Horn Resources Ltd. as at December 31, 1998 and 1997 and the consolidated statements of earnings and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

 In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles in Canada.

 KPMG LLP
 Chartered Accountants


 Calgary, Canada
 March 26, 1999

 Big Horn Resources Ltd.
 -------------------------------------------------------------------------

 CONSOLIDATED BALANCE SHEETS
 -------------------------------------------------------------------------
                                        DECEMBER 31        December 31
                                               1998               1997
 -------------------------------------------------------------------------

 ASSETS

 CURRENT ASSETS
    Cash                                   $252,175            $76,240
    Accounts receivable                   1,702,025          1,851,835
    Prepaid expenses and other assets        12,986              5,336
- --------------------------------------------------------------------------
                                          1,967,186          1,933,411

 CAPITAL ASSETS (NOTE 3)                 15,181,925          4,428,367
- --------------------------------------------------------------------------
                                        $17,149,111         $6,361,778
==========================================================================


 LIABILITIES

 CURRENT LIABILITIES
    Accounts payable and accrued
     liabilities                         $1,867,680         $1,946,172
- --------------------------------------------------------------------------
                                          1,867,680          1,946,172

 BANK INDEBTEDNESS (NOTE 4)               1,421,759          1,600,000

 Provision for future abandonment and
  site restoration costs                    191,670             50,000
- --------------------------------------------------------------------------
                                          3,481,109          3,596,172
- --------------------------------------------------------------------------


 SHAREHOLDERS' EQUITY

 SHARE CAPITAL (NOTE 5)                  18,209,175          7,504,585
 DEFICIT                                 (4,541,173)        (4,738,979)
- --------------------------------------------------------------------------
                                         13,668,002          2,765,606
 SUBSEQUENT EVENTS (NOTE 8)
- --------------------------------------------------------------------------
                                        $17,149,111         $6,361,778
==========================================================================


 APPROVED ON BEHALF OF THE BOARD:



 ----------------------------           -------------------------------
 DIRECTOR                               DIRECTOR



 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F6

 Big Horn Resources Ltd.

 -------------------------------------------------------------------------
 CONSOLIDATED STATEMENTS OF EARNINGS AND DEFICIT
 -------------------------------------------------------------------------

                                               YEAR               Year
                                              ENDED              Ended
                                        DECEMBER 31        December 31
                                               1998               1997
 ---------------------------------------------------------------------------

 REVENUE

    Oil and gas sales                    $3,807,620         $2,637,805
    Alberta royalty tax credit              213,456             93,981
    Interest and other income                94,084              4,813
 -------------------------------------------------------------------------
                                          4,115,160          2,736,599
 -------------------------------------------------------------------------

 EXPENSES

    Operating expenses                    1,229,300            858,848
    Royalties                               849,892            759,855
    General and administrative              330,442            243,413
    Interest on long-term debt              142,720             93,121
    Depletion and depreciation (note 3)   1,365,000          5,118,937
 -------------------------------------------------------------------------
                                          3,917,354          7,074,174
 -------------------------------------------------------------------------
 NET EARNINGS (LOSS)                        197,806         (4,337,575)


 DEFICIT - BEGINNING OF YEAR             (4,738,979)          (401,404)
 -------------------------------------------------------------------------

 DEFICIT - END OF YEAR                  ($4,541,173)       ($4,738,979)
 =========================================================================


 BASIC EARNINGS (LOSS) PER SHARE              $0.01             ($0.46)
 =========================================================================



 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Big Horn Resources Ltd.
 -------------------------------------------------------------------------
 CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
- --------------------------------------------------------------------------

                                               YEAR               Year
                                              ENDED              Ended
                                        DECEMBER 31        December 31
                                               1998               1997
 -------------------------------------------------------------------------

 Cash provided by (used in):

 Operations

    Net earnings (loss)                    $197,806        ($4,337,575)

    Add non-cash items:
        Depletion and depreciation        1,365,000          5,118,937

    Net change in non-cash working
     capital items                         (644,282)          (522,658)
 -------------------------------------------------------------------------
                                            918,524            258,704
 -------------------------------------------------------------------------
 Financing

    Issue of share capital              10,704,590           3,492,035
    Increase (decrease) in bank
     indebtedness                         (178,241)            208,074
    Accrued share issue costs                   -              150,000
 -------------------------------------------------------------------------
                                        10,526,349           3,850,109
 -------------------------------------------------------------------------

 Investing

    Acquisition of Ironwood Petroleum
     Ltd., net of cash acquired         (6,548,925)                 -
    Additions to capital assets         (4,720,013)         (4,032,573)
 -------------------------------------------------------------------------
                                       (11,268,938)         (4,032,573)


 Increase in cash                          175,935              76,240

 Cash, beginning of year                    76,240
 -------------------------------------------------------------------------
 Cash, end of year                        $252,175             $76,240
 =========================================================================



 See accompanying notes to consolidated financial statements

Big Horn Resources Ltd.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

 __________________________________________________________________________
 1. SIGNIFICANT ACCOUNTING POLICIES
          These consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada. Substantially all of the exploration and production activities of the Company are conducted jointly with others and these consolidated financial statements reflect only the Company's proportionate interest in such activities. These consolidated financial statements include the accounts of Ironwood Petroleum Ltd. ("Ironwood") effective from October 1, 1998.

       (a)  Petroleum and natural gas properties

       The Company follows the full cost method of accounting for petroleum and natural gas properties. All costs related to the exploration for and the development of oil and gas reserves are capitalized on a country by country basis. Costs capitalized include land acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling productive and non-productive wells. Proceeds from the disposal of properties are applied as a reduction of cost without recognition of a gain or loss except where such disposals would result in a significant change in the depletion rate.

          Capitalized costs are depleted and depreciated using the unit of production method based on the estimated gross proven oil and natural gas reserves before royalties as determined by independent engineers. Units of natural gas are converted into equivalent barrels of oil
	      based on their on their relative energy content.

          Capitalized costs, net of accumulated depletion and depreciation, are limited to estimated undiscounted future net revenues from proven reserves, based on year-end prices, less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

          Estimated future abandonment and site restoration costs are provided for over the life of proven reserves on a unit of production basis. The annual charge is included in depletion and depreciation expense and actual abandonment and site restoration costs are charged to the provision as incurred.

          The amounts recorded for depletion and depreciation and the provision for future abandonment and site restoration costs are based on estimates of proven reserves and future costs. The recoverable value of capital assets is based on a number of factors including the estimated proven reserves and future costs. By their nature, these estimates are subject to measurement uncertainty and the impact on financial statements of future periods could be material.

         (b) Per share data

          Per share amounts are calculated based on the weighted average number of shares outstanding during the year. The exercise of stock options and warrants would not have a material dilutive effect on the per share data.

   (c) Financial instruments

          The Company's financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities and bank indebtedness. The fair values of all of the Company's financial instruments approximate their carrying values.

   (d)    Estimates and assumptions

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

 2. ACQUISITION

          Effective October 1, 1998 the Company acquired all of the issued and outstanding shares of Ironwood for $7,230,361 including acquisition costs of $143,191.

          This business combination has been accounted for using the purchase method based on the assets and liabilities of Ironwood as at September 30, 1998. The results of operations of Ironwood have been included in the Company's consolidated financial statements effective from October 1, 1998.

      Details of the acquisition are as follows:

         Assets acquired:
               Current assets, excluding cash           $613,792
               Capital assets                          7,342,545
                                                      ----------
                                                       7,956,337
         Liabilities assumed:
               Current liabilities                     1,321,742
               Provision for future abandonment
                and site restoration costs                85,670
                                                      ----------
                                                       1,407,412

         Net non-cash assets acquired                  6,548,925
         Cash acquired                                   681,436
                                                      ----------
         Net assets acquired                          $7,230,361
                                                      ==========
         Consideration:
               Cash                                   $7,230,361
                                                      ==========

    3. CAPITAL ASSETS
  ------------------------------------------------------------------------
                                                        December 31, 1998
 -------------------------------------------------------------------------
                                          Accumulated
                                         depletion and
                                  Cost    depreciation       Net
 -------------------------------------------------------------------------
 Petroleum and natural
  gas properties              $22,716,141  $7,593,981  $15,122,160

 Office furniture and
 equipment                         91,265      31,500       59,765
 -------------------------------------------------------------------------
                              $22,807,406  $7,625,481  $15,181,925
 =========================================================================


                                                       December 31, 1997
 -------------------------------------------------------------------------
                                          Accumulated
                                         depletion and
                                  Cost    depreciation       Net
 -------------------------------------------------------------------------


 Petroleum and natural
 gas properties               $10,672,915  $6,304,981  $4,367,934

 Office furniture and
 equipment                         71,933      11,500      60,433
 -------------------------------------------------------------------------
                              $10,744,848  $6,316,481  $4,428,367
 =========================================================================

       The provision for depletion and depreciation in 1998 and 1997 includes the following components:

                                                      1998         1997
 -------------------------------------------------------------------------


    Amortization of capital assets               $1,309,000    $ 982,800

    Provision for future abandonment and
    site restoration                                 56,000       36,000

    Write-down of abandoned overseas properties          -       300,137

    Ceiling test adjustment                              -     3,800,000
 -------------------------------------------------------------------------
                                                 $1,365,000   $5,118,937
 =========================================================================

          As at December 31, 1998 costs of undeveloped land of $3,100,00 (1997 - $824,712) have been excluded from the calculation of depletion expense.


    4. BANK INDEBTEDNESS

       Bank indebtedness represents the outstanding balance under an authorized line of credit of $7,000,000 (1997 - $2,300,000) with the Alberta Treasury Branches. Drawings under the line of credit bear interest at 1% above the bank's prime lending rate. Security is provided by a first charge over all of the Company's assets. The balance is repayable on demand.


 5. SHARE CAPITAL

   (a) Authorized
      Unlimited number of voting common shares without nominal or par value.

   (b) Issued and to be issued.
 -------------------------------------------------------------------------
                                                 Number of
                                                    common
                                                    shares        Amount
 -------------------------------------------------------------------------

    Balance, December 31, 1996, shares issued and
	   to be issued                                  8,818,221    $4,012,550

    Shares issued on exercise of warrants           436,250       305,377

    Shares issued on exercise of warrants ( see
    note 5(c) )                                     500,000       115,000

    Shares issued on exercise of stock options       73,500        26,460
 -------------------------------------------------------------------------
    Balance, December 31, 1997, shares issued     9,827,971     4,449,387

    Proceeds received on issue of Special
    Warrants, net of issue costs of $388,802
    (see note 5(d))                                      -      3,045,198
 -------------------------------------------------------------------------

    Balance, December 31, 1997, shares issued
	   and to be issued                            9,827,971       7,504,585

    Shares issued on conversion of Special
    Warrants ( see note 5(d) )                    3,434,000            -

    Shares issued on exercise of stock options      564,500       172,260

    Shares issued as compensation                    10,220         9,198

    Shares issued on private placement
     (see note 5(e) )                             3,210,000     3,600,000

    Shares issued on private placement
     (see note 5(f) )                             1,075,500       914,175

    Proceeds received from private placement
    subscription ( see note 5(g) )                       -      6,500,000

    Share issue costs                                    -       (491,043)
 -------------------------------------------------------------------------
    Balance, December 31, 1998, shares issued    18,122,191   $11,709,175
    Proceeds received from private placement
   	subscription (see note 5(g))                         -      6,500,000
 =========================================================================
    Balance, December 31, 1998, shares issued
      and to be issued                           18,122,191   $18,209,175
 =========================================================================

         (c) On August 26, 1997, 500,000 common shares were issued to an officer and director of the Company on the exercise of 500,000 share purchase warrants at a price of $0.23 per share for an aggregate consideration of $115,000.


         (d) On September 16, 1997, the Company issued 592,000 Special Warrants at a price of $2.00 per Special Warrant. Each Special Warrant entitled the holder to acquire one common share, one flow-through common share and one share purchase warrant at no additional cost. Each share purchase warrant entitled the holder to purchase an additional share of the Company at a price of $1.25 per share exercisable until September 21, 1998. On September 17, 1997 the Company issued 2,250,000 Special Warrants, of which 1,125,000 were flow-through Special Warrants, at a price of $1.00 per Special Warrant. Each Special Warrant entitled the holder to acquire one common share and one share purchase warrant at no additional cost. Each share purchase warrant entitled the holder to purchase an additional share of the Company at a price of $1.25 per share exercisable until September 21, 1998. The net proceeds to the Company from both issues were $3,045,585. These proceeds were received in 1997. All of the common shares referred to above were issued in 1998. The share purchase warrants expired unexercised on September 21, 1998.

         (e) On March 20, 1998, the Vancouver Stock Exchange approved a non-brokered private placement of 3,000,000 common shares at a price of $1.20 per share for proceeds of $3,600,000. The private placement included 2,000,000 share purchase warrants exercisable up to March 22, 1999 at a price of $1.50 per common share. In addition, 210,000 common shares were issued as a finder's fee. The share purchase warrants expired unexercised on March 22, 1999.

         (f) On December 31, 1998 the Company issued 1,075,500 flow-through common shares through a non-brokered private placement. Proceeds to the Company from this issue were $914,175. Pursuant to the flow-through share agreement, the Company will renounce $914,175 of income tax deductions to the subscribers to these shares. At December 31, 1998 $379,547 had been renounced.

         (g) As described in note 2, the Company acquired, effective October 1, 1998, all of the issued and outstanding shares of Ironwood for $7,230,361. This acquisition was partly financed by the issuance of 10,000,000 common shares at a price of $0.65 per share. This private placement received final approval by the Toronto Stock Exchange on January 29, 1999 and the common shares were issued from treasury on February 4, 1999. The remaining funds held in escrow pursuant to the private placement were released to the Company on February 5, 1999 in the amount of $4,278,241. These funds are recorded as a reduction in the Company's bank indebtedness at December 31, 1998.

         (h) Options:

       Number of options    Exercise price     Expiry date
       -----------------    --------------   -----------------
           175,000              $0.69        November 25, 2001

            85,000              $0.92        July 16, 2002

            30,000              $1.15        March 09, 2003

            85,000              $1.15        March 09, 2006

           534,500              $0.98        May 26, 2008

            25,000              $0.97        July 30, 2008
         --------------------------------------------------
          934,500
         ==================================================


      (i)   Warrants:

    There are 50,000 share purchase warrants held by a company controlled by a consultant to the Company as partial consideration for the purchase of certain petroleum and natural gas properties. These warrants are exercisable up to June 10, 1999 at an exercise price of $1.15.

    There are 225,000 broker warrants outstanding related to the issue of the Special Warrants referred to in note 5(d). These warrants vest as to 1/4 on each of September 19, 1998, March 19, 1999, September 19, 1999 and March 19, 2000. These warrants are exercisable at a price of $1.00 per common share. The warrants will expire if not exercised on or before the September 19, 2000.

   6. INCOME TAXES

          The income tax provision is calculated by applying Canadian federal and provincial statutory tax rates to pre-tax income with adjustments as set out in the following table:

 [S]                                           [C]         [C]

                                                 1998        1997
                                               --------   -----------
  Earnings (loss) before income taxes          $197,806   $(4,337,575)

  Combined federal and provincial income tax
    rate                                            45%          45%

  Computed income tax provision                $  89,013  $(1,951,909)

  Increase (decrease) resulting from:

  Non-deductible Crown royalties                 330,734      315,925

  Resource allowance                            (248,225)    (143,808)

  Alberta Royalty Tax Credit                    (96,056)           -

  Recognition of accounting loss
   carry-forwards                              (361,939)           -

  Depletion on assets with no tax base          285,237       818,100

  Accounting losses not recognized                   -      1,001,208

  Other			                                        1,236         2,775
                                               ---------   ----------
                                               $     -     $       -
                                               =========   ==========

          At December 31, 1998 the Company had approximately $12,697,000 (1997 - $6,240,000) of tax pools available to reduce future taxable income.


    7.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

      8. SUBSEQUENT EVENTS

      (a) On January 1, 1999 the Company amalgamated with its wholly-owned subsidiary, Ironwood Petroleum Ltd. under the continuing name Big Horn Resources Ltd.

      (b   On February 4, 1999 the Company issued 10,000,000 common shares from treasury as described in note 5(g).

      (c) On February 5, 1999 the Company received the remaining proceeds from escrow from its private placement as described in note 5(g).

    9. DIFFERENCES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES BETWEEN CANADA AND THE UNITED STATES

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. Differences in accounting principles as they pertain to the accompanying financial statements are immaterial except as described below:

       (a) Under U.S. GAAP the carrying value of petroleum and natural gas properties and related facilities, net of deferred income taxes, is limited to the present value of after-tax future net revenue from proven reserves based on prices and costs at the balance sheet date and discounted at 10%, plus the lower of cost and fair value of unproven properties. The application of the full cost ceiling test under U.S. GAAP resulted in a write-down of capitalized costs in 1998.

       (b) Under U.S. GAAP deferred income tax assets or liabilities are computed on the difference between financial statements and income tax bases of assets and liabilities. Deferred income tax provisions are based on the change during the period in the related deferred income tax asset or liability accounts.

       (c) Under U.S. GAAP future income taxes are recognized on the difference between the book value and the tax value of net assets acquired on a purchase.

       (d) Under U.S. GAAP, cash restricted for use in repayment of bank indebtedness is shown as a current asset.

    The impact of the differences between Canadian and U.S. GAAP on the consolidated statements of earnings and deficit are as follows:


                                                   1998        1997
                                            -------------------------
 Net earnings (loss) under Canadian GAAP        197,806   $(4,337,575

 Ceiling test write-down                     (1,900,000)          -

 Application of liability method for
 income  taxes                                   22,050           -

 Adjustment of depletion                         71,000      160,000
 --------------------------------------------------------------------
 Net earnings(loss)under U.S. GAAP          $(1,609,144) $(4,177,575)
 --------------------------------------------------------------------
 Earnings per share under U.S. GAAP              $(0.09)      $(0.43)

    The impact of the differences between Canadian and U.S. GAAP on the consolidated balance sheets are as follows:

                                      CANADIAN
                                         GAAP    ADJUSTMENTS      US GAAP
                               --------------------------------------------
      December 31, 1998
	     Restricted cash          $         -     $ 4,278,241      $ 4,278,241
      Capital assets             15,181,925     (1,128,460)      14,053,465
	     Bank indebtedness          (1,421,759)     4,278,241        5,700,000
      Deferred income tax
       liability                         -       1,918,490        1,918,490
      Deficit                    (4,541,173)    (3,046,950)      (7,588,123)


      December 31, 1997
      Capital assets           $  4,428,367    $(1,240,000)     $ 3,188,367
      Deficit                     4,738,979     (1,240,000)      (5,978,979)